EXHIBIT 4.1

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the "Depositary"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY, TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF A SUCCESSOR DEPOSITARY.

[If the Security is an Original Issue Discount Security, insert-FOR PURPOSES OF SECTION 1273 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE PRICE OF THIS SECURITY IS . . . . .% OF ITS PRINCIPAL AMOUNT AND THE ISSUE DATE IS . . . . . . . . . .]

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY A FEDERAL AGENCY.

MARSHALL & ILSLEY CORPORATION
SUBORDINATED MINOTESM

REGISTERED NO. _________________		CUSIP NO. ____________
PRINCIPAL AMOUNT:		ISSUE DATE:
INTEREST RATE:		STATED MATURITY DATE:
ORIGINAL ISSUE DISCOUNT SECURITY: [ ] Yes [ ] No
INTEREST PAYMENT DATES (check applicable):
[ ] Monthly [ ] Semi-annual	[ ] Quarterly [ ] Annual
REDEMPTION DATE(S):		REDEMPTION PRICE(S):
REPAYMENT DATE(S):		REPAYMENT PRICE(S):
SURVIVOR'S OPTION: [ ] Yes [ ] No

                MARSHALL & ILSLEY CORPORATION, a Wisconsin corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above, and to pay interest, until the Principal Amount is paid, thereon at the Interest Rate specified above from and including the Issue Date specified above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for as follows: the Interest Payment Dates for a Security that provides for monthly interest payments shall be the fifteenth day of each calendar month (or the next Business Day), commencing in the calendar month that next succeeds the month of the Issue Date; in the case of a Security that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month (or the next Business Day), commencing in the third succeeding calendar month following the month of the Issue Date; in the case of a Security that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month (or the next Business Day), commencing in the sixth succeeding calendar month following the month of the Issue Date; and in the case of a Security that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or the next Business Day), commencing in the twelfth succeeding calendar month following the month of the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date 15 calendar days prior to (whether or not a Business Day) such Interest Payment Date. Any such interest which is payable but is not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company initially maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert-; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register].

                Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an authenticating agent, by the manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

MARSHALL & ILSLEY CORPORATION

[Seal]	By: Dennis J. Kuester, President and Chief Executive Officer

Attest:

By:
       Mark F. Furlong, Executive Vice President,
       Chief Financial Officer and Secretary

CERTIFICATE OF AUTHENTICATION

                This is one of the Securities of the series provided for under the within-mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee

By: Authorized Officer

[REVERSE OF SECURITY]

                This Security is one of a duly authorized issue of subordinated debentures, subordinated notes or other subordinated evidences of indebtedness of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of July 15, 1993 (herein called the "Indenture"), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Security is one of a series of Securities of the Company designated as set forth on the face hereof.

                Unless one or more Redemption Dates is specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Stated Maturity Date specified on the face hereof. If one or more Redemption Dates (or ranges of Redemption Dates) is so specified, this Security is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such redemption with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is prior to the Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. The Company may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such redemption is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof (an "Authorized Denomination").

                Unless one or more Repayment Dates is specified on the face hereof, this Security shall not be repayable at the option of the Holder on any date prior to the Stated Maturity Date specified on the face hereof, other than in connection with any applicable Survivor's Option (defined below). If one or more Repayment Dates (or ranges of Repayment Dates) is so specified, this Security is subject to repayment on any such date (or during any such range) at the option of the Holder at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such repayment with accrued and unpaid interest to the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date will be payable to the Holder of this Security, or one or more predecessor. Securities, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. For this Security to be repaid at the option of the Holder, the Trustee must receive at the office of its Corporate Trust Department in The City of New York, at least 30 days but not more than 60 days prior to the Repayment Date on which this Security is to be repaid, this Security and the form entitled "Option to Elect Repayment" below, or other form acceptable to the Company, duly completed. Exercise of the repayment option by the Holder shall be irrevocable. The repayment option with respect to this Security may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such repayment is an Authorized Denomination.

                In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                The Securities of this series are not entitled to the benefits of a sinking fund.

                The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, expressly subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and each Holder of this Security by his acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes.

                [If the Security is not an Original Issue Discount Security, insert-If an Event of Default (defined in the Indenture as certain events involving the bankruptcy or reorganization of the Company) with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. There is no right of acceleration of the payment of principal of the Securities of this series upon a default in the payment of [an installment of principal of (or premium, if any) or] interest on such Securities or in the performance of any covenant of the Company in the Indenture or in such Securities.]

                [If the Security is an Original Issue Discount Security, insert-If an Event of Default (defined in the Indenture as certain events involving the bankruptcy or reorganization of the Company) with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to-insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate. There is no right of acceleration of the payment of principal of the Securities of this series upon a default in the payment of [an installment of principal of (or premium, if any) or] interest on such Securities or in the performance of any covenant of the Company in the Indenture or in such Securities.]

                The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 662/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

                No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of this series of different authorized denominations, as requested by the Holder surrendering the same.

                No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                Prior to the due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                This Security shall be governed by and construed in accordance with the laws of the State of New York.

                Unless otherwise defined in this Security, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

                The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common.
UNIF TRANS MIN ACT —	______________Custodian______________ (Cust) (Minor)
under Uniform Transfers to Minors Act _____________________________________ (State)

Additional abbreviations may also be used though not in the above list.

__________________________

ASSIGNMENT

                FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) into ______________________________________.

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________
________________________________________________________________

Please print or typewrite name and address including postal zip code of assignee

________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________

to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:______________________	___________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement, or any change whatever.

OPTION TO ELECT REPAYMENT*

        The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Security (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at _____________________________________ (Please print or typewrite name and address of the undersigned).

        For this Security to be repaid, the Trustee (or the Paying Agent on behalf of the Trustee) must receive at _______________________, or at such other place or places of which the Company shall from time to time notify the Holder of this Security, not more than 60 nor less than 30 days prior to a Repayment Date, if any, shown on the face of this Security, this Security with this "Option to Elect Repayment" form duly completed.

        If less than the entire principal amount of this Security is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $_____________ or an integral multiple of $1,000 in excess of $_________________) of the Securities to be issued to the Holder for the portion of this Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid).

$_________________________	___________________________________
DATE:______________________

NOTICE: The signature on this Option to
Elect Repayment must correspond with the
name as written upon the face of this Security
in every particular, without alteration or
enlargement or any change whatever.

*    To be used only to the extent the Securities are not book entry.

SURVIVOR'S OPTION RIDER

                If so specified on the face hereof, the holder of this Security shall have the option to elect repayment of this Security in the event of the death of the beneficial owner of this Security (the "Survivor's Option"). The provisions of this section ("Survivor's Option") shall apply only if the Survivor's Option is so specified on the face of this Security. If the Survivor's Option is so specified, the Company shall, at its option, repay or purchase this Security (or portion thereof) properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased owner of the beneficial interest in this Security under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to the sum of 100% of the principal amount of this Security, and accrued and unpaid interest, if any, to the date of such repayment, subject to the following limitations. The Survivor's Option may not be exercised until twelve (12) months following the Issue Date. In addition, the Company may, in its sole discretion, limit the aggregate principal amount of Securities (or portions thereof) as to which exercises of the Survivor's Option shall be accepted in any calendar year (the "Annual Put Limitation") to the greater of one percent (1%) of the outstanding aggregate principal amount of Securities as of December 31 of the most recently completed year, or $1,000,000. The Company may limit to $200,000, or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of Securities (or portions thereof) as to which exercise of the Survivor's Option will be accepted in such calendar year with respect to any individual deceased owner or beneficial interests in Securities with the Survivor's Option (the "Individual Put Limitation"). The Company shall not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than $1,000, and in the event that the limitations described in the preceding sentence would result in the partial repayment of this Security, the principal amount of this Security remaining outstanding after repayment must be at least $1,000 (the minimum Authorized Denomination). Except as provided in the immediately succeeding paragraph, exercise of the Survivor's Option shall be irrevocable.

                Each Security with the Survivor's Option (or portion thereof) that is tendered pursuant to a valid exercise of the Survivor's Option shall be accepted promptly in the order all such Securities are tendered, except for any Security (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein.

                If, as of the end of any calendar year, the aggregate principal amount of Securities (or portions thereof) that have been accepted pursuant to exercise of the Survivor's Option during such year has not exceeded the Annual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Securities (or portions thereof) not accepted during such calendar year because such acceptance would have contravened the Individual Put Limitation, if applied, with respect to an individual deceased owner of beneficial interests therein shall be accepted in the order all such Securities (or portions thereof) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for such calendar year. This Security (or any portion hereof) accepted for payment pursuant to exercise of the Survivor's Option shall be repaid no later than the first January 15 or July 15 that occurs at least 20 calendar days after the date of such acceptance. If such date is not a Business Day, payment will be made on the next succeeding Business Day. This Security (or any portion hereof) tendered for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation shall be deemed to be tendered in the following calendar year in the order in which all Securities subject to the Survivor's Option (or portions thereof) were originally tendered, unless any such Security (or portion thereof) is withdrawn by the Representative for the deceased owner prior to its repayment. Other than as described in the immediately preceding sentence, Securities delivered upon exercise of the Survivor's Option may not be withdrawn. In the event that this Security (or any portion hereof) tendered for repayment pursuant to the valid exercise of the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the holder hereof at its last known address as indicated in the Register that states the reason this Security (or portion hereof) has not been accepted for repayment.

                Subject to the foregoing, in order for a Survivor's Option to be validly exercised with respect to this Security (or portion hereof), the Trustee must receive from the Representative of the deceased owner (i) a written request for repayment signed by the Representative and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of this Security (or portion to be repaid hereof) to the Trustee (unless this Security is a Global Security), (iii) appropriate evidence satisfactory to the Trustee and the Company that (A) the Representative has authority to act on behalf of the deceased beneficial owner, (B) the death of such beneficial owner has occurred and (C) the deceased was the owner of a beneficial interest in this Security at the time of death, (iv) if the beneficial interest in this Security is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee and the Company from such nominee attesting to the deceased's ownership of a beneficial interest in this Security, (v) if applicable, a properly executed assignment or endorsement, (vi) tax waivers and other instruments or documents that the Trustee or the Company reasonably requires to establish the validity of the ownership of this Security and the claimant's entitlement to payment, and (vii) any additional information the Trustee or the Company requires to document ownership or authority to make the election and cause the redemption of this Security. Subject to the Company's right hereunder to limit the principal amount of Securities as to which exercises of the Survivor's Option shall be accepted in any one calendar year due to the Annual Put Limitation or the Individual Put Limitation, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties.

                The death of a person owning this Security in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the holder of this Security, and the entire principal amount of this Security so held shall be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning this Security by tenancy in common shall be deemed the death of a holder of this Security only with respect to the deceased holder's interest in this Security so held by tenancy in common; except that in the event this Security is held by a husband and wife as tenants in common, the death of either shall be deemed the death of the holder of this Security, and the entire principal amount of this Security shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of this Security shall be deemed the death of the holder thereof for the purpose of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee and the Company. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in this Security during his or her lifetime.

                For so long as this Security is a Global Security, the Depositary or its nominee shall be the holder of this Security and shall be the only entity that can exercise the Survivor's Option for the beneficial holders of this Security. To exercise the Survivor's Option with respect to this Security, the Representative must provide to the broker or other entity through which the beneficial interest in this Security is held by the deceased owner (i) the documents described in the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depositary of such Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee and the Company from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.

                In the event of redemption or repayment of this Security or the exercise of the Survivor's Option in part only, the principal amount of this Security shall be reduced.